UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 1-13270

FLOTEK INDUSTRIES, INC.

Incorporated pursuant to the Laws of the State of Delaware

Internal Revenue Service –Employer Indentification No. 90-0023731

7030 Empire Central Drive, Houston, Texas 77040

(713) 849-9911

ITEM 2.01.    Completion of Acquisition or Disposition of Assets.

        On February 14, 2005 Flotek Industries, Inc., announced it had completed the previously announced acquisition of Spidle Sales and Services, Inc.    The acquisition was financed with a new $13 million senior credit facility funded through Wells Fargo.

        The press release is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

ITEM 9.01.    Financial Statements and Exhibits.

        (a)        Exhibits:

Exhibit Number	Description of Exhibit

99.1	News Release dated February 14, 2005

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2005 /s/ Jerry D. Dumas, Sr. Jerry D. Dumas, Sr. Chairman & Chief Executive Officer